UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005

VIRAGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15823	59-2101668

(State or otherjurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 SW 78th Avenue, Suite 100, Plantation, Florida		33324

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 233-8746

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     Effective February 28, 2005, the Board of Directors of Viragen, Inc. (the “Company”) unanimously approved and adopted the Company’s Amended and Restated Bylaws (the “Bylaws”). The Bylaws amend and restate Viragen’s prior bylaws in their entirety to, among other things, incorporate provisions consistent with American Stock Exchange requirements and recent legislative enactments including the Sarbanes-Oxley Act of 2002, and to conform to technological and social changes since the Company’s bylaws were originally adopted in 1981. Among the material changes included in the Amended and Restated Bylaws are the following:

•	The Bylaws now specifically require the Company to maintain an Audit and Finance Committee, a Nominating and Governance Committee and a Compensation Committee, each of which must meet the requirements of applicable law and stock exchange rules and regulations.

•	The Bylaws now include procedures to be followed by stockholders desiring to recommend director nominees, or submit proposals for consideration at the Company’s annual meeting of stockholders.

•	The Bylaws reduce the quorum requirement for a meeting of stockholders that was previously adjourned due to the lack of presence of a quorum, from a majority of the outstanding shares entitled to vote at the meeting, to one-third of the outstanding shares entitled to vote at the meeting.

•	The Bylaws now contain a specific prohibition against the Company making a loan to any director or officer.

•	The Bylaws now provide that the annual meeting of the stockholders will be held between 120 and 270 days following the Company’s fiscal year end, at a date, time and location fixed by the Company’s Board of Directors, rather than on the third Tuesday in June or at such other time as the Board of Directors determines.

•	The Bylaws change the maximum number of days prior to an annual or special meeting of stockholders that notice may be provided from 60 days to the maximum number of days permitted under Delaware law (currently 60 days).

•	The Bylaws change the maximum number of days prior to an annual or special meeting of stockholders that a record date may be fixed by the Board of Directors from 60 days to the maximum number of days permitted under Delaware law (currently 60 days).

•	The Bylaws increase the maximum number of directors that may constitute the entire Board of Directors to ten, as fixed by the board from time-to-time.

•	The Bylaws now generally recognize electronic transmission as a proper method of providing notice to and from the Company under certain circumstances.

•	The Bylaws limit the maximum duration of a proxy to three years.

•	The Bylaws have been amended to replace references to “share” and “shareholder” with “stock” and “stockholder.”

     The above summary of material changes reflected in the Company’s Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

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Item 9.01 Financial Statements and Exhibits

     3.1 Amended and Restated Bylaws of Viragen, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGEN, INC.
Date: March 3, 2005	By:	/s/ Dennis W. Healey
Dennis W. Healey
Executive Vice President and Principal Financial Officer

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